NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF ("WARRANT SHARES"), AS OF THE DATE OF ISSUANCE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS WARRANT AND THE WARRANT SHARES. THIS WARRANT AND SUCH SUBSCRIPTION AGREEMENT SET FORTH THE COMPANY'S OBLIGATIONS TO REGISTER THE ISSUANCE OF THE WARRANT SHARES. A COPY OF SUCH SUBSCRIPTION AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.

                                                           For the Purchase of
                                                   Number of shares shares of
No. -Warrant/#


                          WARRANT FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK
                                      OF
                          CROSS/Z INTERNATIONAL, INC.




                  Cross/Z International, Inc., a California corporation ("Company"), hereby certifies that for value received, Holder, or his, her or its registered assigns ("Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on ____ __, 1998 and ending on ____ __, 2003, Number of shares ("Initial Number") shares of common stock, $.001 par value, of the Company ("Common Stock"), at an exercise price equal to $4.28 per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

         1. Exercise.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (c) Within five (5) business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

         2. Adjustments.

                  (a) Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

                  (b) Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) Price Adjustment. No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (d) Price Reduction. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in it sole discretion may reduce the Exercise Price or extend the period during which this Warrant is exercisable.

                  (e) Additional Warrant Shares. In the event that the price at which the Company's Common Stock is offered in the Company's initial public offering is less than $8.00 ("Reduced Price"), then, in such event, the aggregate number of Warrant Shares issuable upon exercise of this Warrant will be increased to the lesser of (i) 1.5 times the Initial Number and (ii) the quotient obtained by dividing (a) $3.72 times the Initial Number by (b) the difference between the Reduced Price and $4.28.

                  (f) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Registered Holder of this Warrant to adjustments in the Exercise Price.

                  (g) Notice of Adjustment. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the last sale price of the Company's Common Stock on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System or on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of the Company's Common Stock as shall be reasonably determined by the Board of Directors of the Company.

         4. Limitation on Sales. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 ("Act") as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

                  Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Act or an exemption from the registration requirements of the Act and any other applicable restrictions, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         5. Certain Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Property Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Property Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Shares immediately prior to the date on which a record is taken for such Property Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         6. Registration Rights of Warrant Holder. The Company has agreed to register the issuance of the Warrant Shares in accordance with Section 7.1 of the Subscription Agreement entered into between the Company and the Registered Holder.

         7. Notices of Record Date. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

         8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         10. Transfers, etc.

                  (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

         12. Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of the Registered Holder and all the Registered Holder's successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

         13. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

         16. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York,
(ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York.

         17. Mailing of Notices, etc. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, or if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:         To his or her address on page 1 of this Warrant.

The Company:                       Cross/Z International, Inc.
                                   60 Charles Lindbergh Boulevard
                                   Uniondale, NY 11553
                                   Attn:  Mark Chroscielewski, President
                                   Fax: (212) 516-228-8584

In either case, with a copy to:    Graubard Mollen & Miller
                                   600 Third Avenue
                                   New York, New York 10016
                                   Attn: David Alan Miller, Esq.
                                   Fax: (212) 818-8881

                                   Olshan Grundman Frome & Rosenzweig LLP
                                   505 Park Avenue
                                   New York, New York 10022
                                   Attn: David J. Adler, Esq.
                                   Fax: (212) 755-1467

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

                                      CROSS/Z INTERNATIONAL, INC.



                                      By: ____________________________________
                                               Mark Chroscielewski, President

                              NOTICE OF EXERCISE


TO:      Cross/Z International, Inc.
         60 Charles Lindberg Boulevard
         Uniondale, NY 11553


               18. The undersigned hereby elects to purchase _____ shares of the Common Stock of Cross/Z International, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the exercise price of such shares in full, together with all applicable transfer taxes, if any.

               19. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:



                                    ____________________________________________
                                    (Name)



                                    ____________________________________________
                                   (Address)


                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________
                                    (Taxpayer Identification Number)


____________________________________________
[print name of Registered Holder]


By: ____________________________________________


Title:__________________________________________


Date: __________________________________________